Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

WiSA Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Units consisting of: (3)	Rule 457(o)	—	—	$15,000,000	$0.00011020	$1,653
Fees to be Paid	Equity	(i) Common Stock, $0.0001 par value per share (4)	—	—	—	—	—	—
Fees to be Paid	Equity	(ii) Series A Warrants to purchase shares of Common Stock (4)	—	—	—	—	—	—
Fees to be Paid	Equity	(iii) Series B Warrants to purchase shares of Common Stock (4)	—	—	—	—	—	—
Fees to be Paid	Equity	Pre-Funded Units consisting of: (3)	Rule 457(o)	—	—	—	—	—
Fees to be Paid	Equity	(i) Pre-Funded Warrants to purchase shares of Common Stock (4)	—	—	—	—	—	—
Fees to be Paid	Equity	(ii) Series A Warrants to purchase shares of Common Stock (4)	—	—	—	—	—	—
Fees to be Paid	Equity	(iii) Series B Warrants to purchase shares of Common Stock (4)	—	—	—	—	—	—
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share, issuable upon the exercise of the Series A Warrants	457(o)	—	—	$15,000,000	$0.00011020	$1,653
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share, issuable upon the exercise of the Series B Warrants	457(o)	—	—	$15,000,000	$0.00011020	$1,653
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share, issuable upon the exercise of the Pre-Funded Warrants included in the Pre-Funded Units	—	—	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
Total Offering Amounts						$45,000,000		$4,959
Total Fees Previously Paid								$2,204
Total Fee Offset								—
Net Fee Due								$2,755

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(3)	The proposed maximum offering price of the units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded units offered and sold in the offering, and as such the proposed aggregate maximum offering price of the units together with the pre-funded units (including shares of common stock issuable upon exercise of the pre-funded warrants), if any, is $15,000,000.
(4)	No separate fee is required pursuant to Rule 457(g) under the Securities Act.